UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On July 31, 2020, Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company, entered into an amendment (“July 2020 Amendment”) to the Second Amended and Restated Credit Agreement, among Spirit, the Company, as parent guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the other agents named therein (the “2018 Credit Agreement”), consisting of a $500 million revolving credit facility (the “Revolver”), a $206 million term loan A facility (the “Term Loan”) and a $250 million delayed draw term loan facility (the “Delayed Draw Term Loan”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the 2018 Credit Agreement.

The primary purpose for entering into the July 2020 Amendment was to obtain covenant relief with respect to expected breaches of the first lien leverage and interest coverage ratios under the 2018 Credit Agreement. The July 2020 Amendment waived or modified the financial ratios and tests as follows:

•	First Lien Leverage Ratio: The ratio of first lien senior secured debt to consolidated EBITDA over the last twelve months shall not be tested in the fourth fiscal quarter of 2020 and the first fiscal quarter of 2021 and shall not, as of the end of the applicable fiscal quarter, be more than: (i) 6.50:1.00, with respect to the third fiscal quarter of 2020; (ii) 4.50:1.00, with respect to the second fiscal quarter of 2021; (iii) 3.50:1.00, with respect to the third fiscal quarter of 2021; and (iv) 3.00:1.00 thereafter through the fourth fiscal quarter of 2022.

•	Interest Coverage Ratio: The interest coverage ratio shall not be tested in the fourth fiscal quarter of 2020 and the first fiscal quarter of 2021 and shall not, as of the end of the applicable fiscal quarter, be less than: (i) 1.25:1.00, with respect to the third fiscal quarter of 2020; (ii) 1.15:1.00, with respect to the second fiscal quarter of 2021; (iii) 1.35:1.00, with respect to the third fiscal quarter of 2021; (iv) 1.50:1.00, with respect to the fourth fiscal quarter of 2021; (v) 2.00:1.00, with respect to the first fiscal quarter of 2022; (vi) 2.75:1.00, with respect to the second fiscal quarter of 2022; (vii) 3.25:1.00 with respect to the third fiscal quarter of 2022; (viii) 3.75:1.00, with respect to the fourth fiscal quarter of 2022; and (ix) 4.00:1.00 thereafter.

•	Total Leverage Ratio: The ratio of indebtedness to consolidated EBIDTA over the last twelve months shall not be tested until the second fiscal quarter of 2022 and shall not, as of the end of the applicable fiscal quarter, be greater than (i) 6.00:1:00, with respect to the second fiscal quarter of 2022; (ii) 5.50:1.00, with respect to the third fiscal quarter of 2022; (iii) 4.50:1.00, with respect to the fourth fiscal quarter of 2022; and (iv) 3.50:1:00 thereafter.

•	Minimum Liquidity: As of the end of each fiscal month, until the end of the ninth fiscal month of 2022, the Company shall have minimum liquidity of not less than $750 million.

Except as described above, the financial ratios remain the same as those set forth in the Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of April 13, 2020, previously described in the Company’s Current Reports on Form 8-K filed on April 13, 2020 and April 17, 2020.

As a condition to the covenant relief, the Company reduced the size of the Revolver by $300 million to $500 million and used $100 million of cash on hand to prepay the Term Loan and Delayed Draw Term Loan on a pro rata basis.

The July 2020 Amendment updated the COVID-19-related carve-out to the representation that no material adverse effect has occurred on the Company’s operations, business, assets, properties, liabilities, or financial condition (among other items) since a specified date, providing that the impacts of the COVID-19 pandemic on the business, operations and/or financial condition of the Company occurring prior to June 30, 2021 that were publicly disclosed or disclosed to the Administrative Agent prior to the effectiveness of the July 2020 Amendment will be disregarded when considering whether a material adverse effect has occurred when that representation is made. In addition, the July 2020 Amendment added two new mandatory prepayment requirements, providing that (a) if either the Asco Acquisition or the Bombardier Acquisition does not close or is terminated, or the consideration for either acquisition is reduced by an amount above a specified threshold, 75% of the unspent cash will be required to prepay loans under the 2018 Credit Agreement, and (b) if the Company raises additional equity, 75% of the net proceeds will be required to prepay loans under the 2018 Credit Agreement.

The July 2020 Amendment added a new event of default that would be triggered if the Company’s Senior Floating Rate Notes (the “Floating Rate Notes”) remain outstanding and the Term Loan and the Delayed Draw Term Loan have not been repaid by the date that is 91 calendar days prior to the maturity date of the Floating Rate Notes.

Each of the Revolver, the Term Loan and the Delayed Draw Term Loan continues to mature on July 12, 2023, and, following the effectiveness of the July 2020 Amendment and prior to the date of release of the security, will bear interest at a rate, at Spirit’s option, ranging between LIBOR plus 3.375% and LIBOR plus 4.875% (or between base rate plus 2.375% and base rate plus 3.875%, as applicable) based on Spirit’s issuer credit rating or corporate family rating (as applicable) provided by Standard & Poor’s Financial Services LLC and/or Moody’s Investors Service, Inc.

Certain of the lenders under the 2018 Credit Agreement and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past and may do so in the future. In addition, The Bank of New York Mellon, one of the lenders under the 2018 Credit Agreement, and its affiliates act as the trustee, paying agent and registrar for Spirit’s senior notes and the investment manager for the Company’s U.S. defined benefit pension plan. Such parties received, and expect to receive, customary fees and commissions for these services.

The description of the July 2020 Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the July 2020 Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to the Second Amended and Restated Credit Agreement, dated as of July 31, 2020, among Spirit AeroSystems, Inc., as borrower, Spirit AeroSystems Holdings, Inc., as parent guarantor, Spirit AeroSystems North Carolina, Inc., as a guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: August 3, 2020	By:	/s/ Mark Suchinski
		Name:	Mark Suchinski
		Title:	Senior Vice President and Chief Financial Officer